Green Loan Services LLC

c/o SL Green Realty Corp.

One Vanderbilt Avenue

New York, New York 10017

April 22, 2026

BY FEDEX AND EMAIL

To the Parties listed on Schedule I

Re: Acknowledgment and Assumption of Proposed Special Servicer for Citigroup Commercial Mortgage Trust 2015-P1, Commercial Mortgage Pass-Through Certificates, Series 2015-P1; Special Servicer Transfer with respect to the Decoration & Design Building Loan Combination

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “PSA”), dated as of August 1, 2015, among Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Custodian, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and (ii) that certain Co-Lender Agreement (the “Co-Lender Agreement”), dated as of August 1, 2015, among Citigroup Global Markets Realty Corp., as Initial Note A-1 Holder and Initial Note A-2 Holder. Capitalized terms used herein shall have their meanings in the PSA or the Co-Lender Agreement unless otherwise defined herein.

Pursuant to Section 6.08(a) of the PSA and Section 7 of the Co-Lender Agreement, Green Loan Services LLC (“GLS”) hereby agrees with all the other parties to the PSA that GLS shall serve as the Special Servicer under the PSA with respect to the Decoration & Design Building Loan Combination. GLS hereby acknowledges and agrees that, as of the date hereof (the “Effective Date”), it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Decoration & Design Building Loan Combination, but shall have no liability with respect to any act or omission of any predecessor Special Servicer. GLS hereby accepts all responsibilities, duties, and liabilities of the Special Servicer with respect to the Decoration & Design Building Loan Combination and assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer with respect to the Decoration & Design Building Loan Combination under the PSA and the Co-Lender Agreement from and after the Effective Date.

As of the Effective Date, GLS hereby:

(a)
makes the representations and warranties provided for in Section 2.06 of the PSA mutatis mutandis with all references to “Agreement” in Section 2.06 of the PSA to include this Acknowledgment and Assumption of Proposed Special Servicer (this “Acknowledgment”) in addition to the PSA, except that it (i) is a Delaware limited liability company and (ii) has executed this Acknowledgment in lieu of execution and delivery of the PSA per Section 2.06(a)(iii); and
(b)
certifies that it satisfies all related qualifications set forth in the Co-Lender Agreement relating to the related Serviced Companion Loans; and

(c)
represents and warrants that, as of the Effective Date, it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the Co-Lender Agreement and that all preconditions to the appointment of GLS as Special Servicer have been satisfied.

GLS’s address for notices pursuant to Section 11.04 of the PSA is as follows:

Green Loan Services LLC
One Vanderbilt Avenue

New York, New York 10017

Attention: Andrew Falk

Reference: CGCMT 2015-P1

Email: andrew.falk@slgreen.com

[Signature Page Follows]

Sincerely,

GREEN LOAN SERVICES LLC, a Delaware limited liability company

By: /s/ Andrew Falk
Name: Andrew Falk
Title: Authorized Signatory

CGCMT 2015-P1 (D&D Building) – Acknowledgment and Assumption of Special Servicer

SCHEDULE I

Citibank, N.A., as Certificate Administrator

388 Greenwich Street, 14th Floor

New York, New York 10013

Attn: Citibank Agency & Trust – CGCMT 2015-P1

Email: ratingagencynotice@citi.com

LNR Partners, LLC, as Prior Special Servicer, including with respect to the Decoration & Design Building Loan Combination

2340 Collins Ave., Suite 700

Miami Beach, Florida 33139

Attn: Thomas F. Nealon, III, Esq., Steven A. Rivers, Esq. and Job Warshaw – CGCMT 2015-P1

Email: tnealon@lnrproperty.com; srivers@starwood.com; jwarshaw@lnrproperty.com and lnr.cmbs.notices@lnrproperty.com

Green Loan Services LLC, as successor Special Servicer with respect to the Decoration & Design Building Loan Combination

One Vanderbilt Avenue

New York, NY 10017

Attn: Andrew Falk

Email: andrew.falk@slgreen.com

Trimont LLC, as Master Servicer

Commercial Mortgage Servicing

One South

101 South Tryon Street, Suite 1400

Charlotte, North Carolina 28280

Attn: CGCMT 2015-P1 Asset Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, GA 30326

Attn: Legal Department

Email: Legaldepartment@trimont.com

with a copy to:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attn: Stacy G. Ackermann

Email: stacy.ackermann@klgates.com

Park Bridge Lender Services LLC, as Operating Advisor 600 Third Avenue, 33rd Floor New York, New York 10016 Attn: CGCMT 2015-P1 – Surveillance Manager Email: cmbs.notices@parkbridgefinancial.com

Deutsche Bank Trust Company Americas, as Trustee

1761 East St. Andrew Place

Santa Ana, California 92705

Attn: Trust Administration – CI15P1

Email: dbsec.notifications@db.com

Citigroup Commercial Mortgage Securities Inc., as Depositor

390 Greenwich Street, 5th Floor

New York, New York 10013

Attn: Paul Vanderslice

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Richard Simpson and Ryan O’Connor

Email: richard.simpson@citi.com and ryan.m.oconnor@citi.com

Companion Loan

Citibank, N.A., as Other Certificate Administrator

388 Greenwich Street, 14th Floor

New York, New York 10013

Attn: Citibank Agency & Trust – CGCMT 2015-GC33

Email: ratingagencynotice@citi.com

Trimont LLC, as Other Master Servicer with respect to CGCMT 2015-GC33

Commercial Mortgage Servicing

One South

101 South Tryon Street, Suite 1400

Charlotte, North Carolina 28280

Attn: CGCMT 2015-GC33 Asset Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, GA 30326

Attn: Legal Department

Email: Legaldepartment@trimont.com

Situs Holdings, LLC, as Other Operating Advisor

2 Embarcadero, Suite 1300

San Francisco, California 94111

Attn: Stacey Ciarlanti, Vice President

Email: Stacey.Ciarlanti@situs.com

with a copy to:

Situs Holdings, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77052

Attn: Legal Department

Email: legal@situs.com

Deutsche Bank Trust Company Americas, as Other Trustee

1761 East St. Andrew Place

Santa Ana, California 92705

Attn: Trust Administration – CI1533

Email: dbsec.notifications@db.com

Citigroup Commercial Mortgage Securities Inc., as Other Depositor with respect to CGCMT 2015-GC33

390 Greenwich Street, 5th Floor

New York, New York 10013

Attn: Paul Vanderslice

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Richard Simpson and Ryan O’Connor

Email: richard.simpson@citi.com and ryan.m.oconnor@citi.com